Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	Integrated Corporate Relations, Inc.
Brendon Frey/Chad Jacobs
(203) 682-8200
ROCKY BRANDS, INC. ANNOUNCES THIRD QUARTER FISCAL 2008 RESULTS
Company Reports Third Quarter Diluted Earnings Per Share of $0.43
Wholesale Gross Margin Increased 410 Basis Points
SG&A Expenses Decreased Approximately $3.1 million
Company’s Funded Debt Decreased 12.4% Year-over-Year
NELSONVILLE, Ohio, October 28, 2008 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2008.
For the third quarter of 2008, net sales were $72.5 million versus net sales of $82.3 million in the third quarter of 2007. The Company reported net income of $2.4 million, or $0.43 per diluted share versus net income of $1.1 million or $0.21 per diluted share a year ago.
Mike Brooks, Chairman and Chief Executive Officer, commented, “We are pleased with our third quarter results, particularly the significant increase in our bottom line. While the current macroeconomic conditions have created a challenging sales environment, we have continued to focus on areas of our business that we can control such as cost containment and manufacturing efficiencies. Our ability to successfully execute our strategy is reflected in the 410 basis point increase in wholesale gross margins and the $3.1 million or 12.5% reduction in our operating expenses compared with a year ago. We move ahead optimistic about our opportunity to drive improved profitability on a year-over-year basis during the fourth quarter.”
Third Quarter Results
Net sales for the third quarter were $72.5 million compared to $82.3 million a year ago. Wholesale sales for the third quarter were $55.6 million compared to $64.1 million for the same period in 2007. The decline in wholesale sales is primarily attributable to supply chain disruptions combined with the difficult economic conditions. Retail sales for the third quarter were $15.3 million compared to $18.2 million for the same period in 2007. Retail sales were negatively impacted by customer decisions to close plants, reduce headcount, and defer safety shoe purchases as the result of the challenging economy. Military segment sales for the third quarter were $1.6 million, versus no comparable sales in the same period in 2007.
Gross margin in the third quarter was $27.1 million, or 37.4% of sales, compared to $29.3 million or 35.6% of sales, for the same period last year. Wholesale gross margin for the third quarter was $19.7 million, or 35.4% of net sales, compared to $20.0 million, or 31.3% of net sales, in the same period last year. The 410 basis point increase reflects an increase in sales price per unit, as well as a decrease in manufacturing costs resulting from increased operating efficiencies. Retail gross margin for the third quarter was $7.3 million, or 47.5% of net sales, compared to $9.2 million, or 50.8% of net sales, for the same period in 2007. Military gross margin for the third quarter was $0.1 million, or 8.2% of net sales.
Selling, general and administrative (SG&A) expenses decreased 12.5% or $3.1 million to $22.0 million, or 30.3% of sales, for the third quarter of 2008 compared to $25.1 million, or 30.5% of sales, a year ago. The decrease in SG&A expenses is primarily the result of reductions in compensation, distribution and advertising expenses.

Income from operations increased 200 basis points to $5.1 million or 7.1% of net sales compared to $4.2 million, or 5.1% of net sales, in the prior year.
Income tax expense for the third quarter included a $0.6 million benefit compared to a $0.3 million benefit in the same period last year.
Funded Debt and Interest Expense
The Company’s funded debt decreased $15.2 million, or 12.4% to $107.6 million at September 30, 2008 versus $122.8 million at September 30, 2007. Interest expense decreased to $2.3 million for the third quarter of 2008 versus $2.9 million for the same period last year. The decrease in interest expense was due to reduced borrowings under the Company’s line of credit as well as lower interest rates compared to the same period last year.
Inventory
Inventory decreased $1.8 million to $83.3 million at September 30, 2008 compared with $85.1 million on the same date a year ago.
Mr. Brooks concluded, “We have worked extremely hard over the past year to improve the overall efficiency of our Company and we are pleased with our recent accomplishments. Given the uncertainty in the marketplace we will continue to operate in a conservative manner and will look to capitalize on cost containment opportunities until our growth prospects improve. Importantly, we have reduced our debt levels, which has improved our balance sheet.”
About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky Outdoor Gear®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Dickies®, Zumfoot® and Michelin®.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding improved profitability (paragraph 3) and our continued conservative manner of operating (paragraph 10). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007 (filed March 6, 2008), the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 (filed May 1, 2008), and the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 (filed August 6, 2008). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2008		September 30, 2007
	Unaudited	December 31, 2007	Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,332,477	$6,537,884	$2,707,273
Trade receivables — net	72,654,591	65,931,092	81,279,819
Other receivables	1,289,396	674,707	1,064,827
Inventories	83,320,590	75,403,664	85,081,978
Deferred income taxes	1,978,946	1,952,536	3,902,775
Income tax receivable	—	719,945	2,743,633
Prepaid expenses	2,780,959	2,226,920	1,494,045

Total current assets	166,356,959	153,446,748	178,274,350
FIXED ASSETS — net	24,254,455	24,484,050	25,233,363
DEFERRED PENSION ASSET	—	—	53,866
IDENTIFIED INTANGIBLES & GOODWILL	36,044,132	36,509,690	61,548,322
OTHER ASSETS	1,740,079	2,284,039	2,618,442

TOTAL ASSETS	$228,395,625	$216,724,527	$267,728,343

LIABILITIES AND SHAREHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$14,492,182	$11,908,902	$15,514,243
Current maturities — long term debt	464,846	324,648	318,024
Accrued expenses:
Income taxes payable	96,666	—	—
Taxes — other	612,445	516,038	571,718
Other	6,980,260	5,421,083	6,150,386

Total current liabilities	22,646,399	18,170,671	22,554,371
LONG TERM DEBT — less current maturities	107,115,967	103,220,384	122,438,442
DEFERRED INCOME TAXES	12,569,600	13,247,953	17,009,025
DEFERRED LIABILITIES	1,170,026	360,928	335,534

TOTAL LIABILITIES	143,501,992	134,999,936	162,337,372
SHAREHOLDERS’ EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2008 — 5,508,278; December 31, 2007 — 5,488,293; September 30, 2007 — 5,488,293	54,193,211	53,997,960	53,897,100

Accumulated other comprehensive loss	(1,462,344)	(1,051,232)	(916,463)
Retained earnings	32,162,766	28,777,863	52,410,334

Total shareholders’ equity	84,893,633	81,724,591	105,390,971

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$228,395,625	$216,724,527	$267,728,343

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
NET SALES	$72,500,603	$82,308,547	$193,492,740	$202,763,235

COST OF GOODS SOLD	45,414,533	53,030,023	116,060,912	123,477,571

GROSS MARGIN	27,086,070	29,278,524	77,431,828	79,285,664

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	21,961,032	25,108,505	65,897,978	70,222,025

INCOME FROM OPERATIONS	5,125,038	4,170,019	11,533,850	9,063,639

OTHER INCOME AND (EXPENSES):
Interest expense	(2,285,051)	(2,943,139)	(7,101,237)	(8,786,060)
Other — net	34,254	131,365	31,385	95,364

Total other — net	(2,250,797)	(2,811,774)	(7,069,852)	(8,690,696)

INCOME/(LOSS) BEFORE INCOME TAXES	2,874,241	1,358,245	4,463,998	372,943

INCOME TAX EXPENSE/(BENEFIT)	500,000	209,000	1,056,000	(155,000)

NET INCOME/(LOSS)	$2,374,241	$1,149,245	$3,407,998	$527,943

NET INCOME/(LOSS) PER SHARE
Basic	$0.43	$0.21	$0.62	$0.10
Diluted	$0.43	$0.21	$0.62	$0.09

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	5,508,278	5,484,923	5,508,132	5,472,233

Diluted	5,512,514	5,594,707	5,518,018	5,590,879